UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street,	Suite 600
Seattle,	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

As we reported in our Form 8-K filed on March 25, 2021 (the “March 25 Form 8-K”), we had issued $500 million aggregate principal amount of 0.50% convertible senior notes due 2027 (the “Initial Notes”). In connection with this issuance, we had granted the initial purchasers of the Initial Notes (the “Initial Purchasers”) an option to purchase up to an additional $75 million aggregate principal amount of 0.50% convertible senior notes due 2027 (the “Option Notes” and together with the Initial Notes, the “Notes”), for settlement by April 6, 2021. On March 31, 2021, the Initial Purchasers exercised their option to purchase the full amount of the Option Notes.
Item 1.01     Entry into a Material Definitive Agreement.

On March 31, 2021, in connection with the full exercise by the Initial Purchasers of their option to purchase the Option Notes, we entered into capped call transactions with four financial institutions (the "option counterparties"). The capped call transactions cover, subject to customary adjustments, the number of shares of our common stock that will initially underlie the Option Notes. Other than such number of shares and the premium paid by us, the capped call transactions have the same terms as the capped call transactions we entered into on March 22, 2021 in connection with the pricing of the Initial Notes (the “March 22 capped call transactions”). Additionally, we expect the option counterparties to take the same actions with respect to the capped call transactions that we expected that they would take with respect to the March 22 capped call transactions. The description of such terms and such actions under “Capped Call Transactions” in Item 1.01 of the March 25 Form 8-K is incorporated into this report by reference.
The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the Option Notes, and will not change any holder’s rights under the Option Notes. Holders of the Option Notes will not have any rights with respect to the capped call transactions.
The form of the capped call transaction confirmation is filed as exhibit 99.1 to this report and is incorporated into this report by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2021, we sold the Option Notes to the Initial Purchasers. The Option Notes have the same terms as the Initial Notes, and are issued under the same indenture dated as of March 25, 2021 between us and Wells Fargo Bank, National Association, as trustee. The terms described under “Indenture Governing the Notes” in Item 1.01 of the March 25 Form 8-K is incorporated into this report by reference.

For purposes of describing the Notes, references to “we,” “our” and “us” refer only to Redfin Corporation and not to its subsidiaries.
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Form of Capped Call Transaction Confirmation
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 5, 2021	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer